www.valaris.com	Press Release

Valaris Reports Third Quarter 2026 Results

Hamilton, Bermuda, November 2, 2026… Valaris Limited (NYSE: VAL) ("Valaris" or the "Company") today reported third quarter 2026 results.

President and Chief Executive Officer Anton Dibowitz said, “I want to thank our employees across the organization for their continued focus on delivering safe, reliable and efficient operations. Their strong execution helped us achieve revenue efficiency of 97% in the third quarter and 98% year to date, contributing to solid financial results.”

Dibowitz added, “These results are particularly commendable given we have returned four drillships back to work this year following significant idle periods and have been impacted by the ongoing conflicts in the Middle East. Fleet utilization is increasing, and all ten of our active drillships are now on contract, positioning us to generate meaningful earnings and cash flow.”

Dibowitz continued, “The outlook for our business is increasingly positive. The pipeline of deepwater opportunities remains robust, the opportunities continue to convert to contracts, and day rates are moving higher, driven by favorable market fundamentals and strong customer demand for high-specification drillships.”

Dibowitz concluded, “Our pending business combination with Transocean has received the required regulatory approvals and is anticipated to close on or about December 1, 2026. We remain confident that the pending transaction will create meaningful value through expected synergies and the enhanced capabilities of the combined company.”

Financial and Operational Highlights

•Total operating revenues of $594 million and net income of $47 million
•Adjusted EBITDA of $151 million, which includes approximately $24 million of negative impacts from the Middle East conflicts
•Revenue efficiency of 97% during the quarter and 98% year to date
•Successful contract startup of drillships VALARIS DS-15 during the quarter, following installation of CML+, and VALARIS DS-18 subsequent to quarter end
•Jackups VALARIS 250 and 116 recommenced long-term bareboat charters with ARO following major shipyard projects completed in the Middle East
•Received the Center for Offshore Safety’s 2026 Safety Leadership Award, marking the fourth consecutive year the Company has received this recognition
•Added approximately $600 million of new contract backlog since reporting second quarter results, increasing total backlog to approximately $4.8 billion
•Further high-graded the fleet through the sale of semisubmersible VALARIS MS-1 for recycling and long-term stacked jackup VALARIS 111 for conversion to a mobile offshore production unit

Third Quarter Review

Net income of $47 million was in line with the second quarter 2026. Adjusted EBITDA of $151 million compared to $97 million in the second quarter 2026.

Revenues exclusive of reimbursable items increased to $556 million from $502 million in the second quarter 2026. The increase was primarily due to more operating days and higher average daily revenues for the floater fleet, as three drillships commenced new contracts during the second and third quarters following idle periods, and another drillship commenced a new contract at a higher day rate in the third quarter. These increases were partially offset by fewer operating days for the jackup fleet.

Contract drilling expenses exclusive of reimbursable items of $380 million were in line with the second quarter 2026. Higher costs for the floater fleet were offset by lower costs for the jackup fleet, including rigs leased to ARO.

General and administrative expenses decreased to $26 million from $27 million in the second quarter 2026.

Merger and integration expenses, which are primarily related to professional fees incurred in connection with the pending business combination with Transocean, increased to $16 million from $11 million in the second quarter 2026.

Other income decreased to $20 million from $30 million in the second quarter 2026, primarily due to lower pre-tax gains recognized on asset sales.

Tax expense increased to $55 million from $34 million in the second quarter 2026. The third quarter tax provision included a $23 million discrete tax expense, which is primarily non-cash and related to rig sales. The second quarter tax provision included a $6 million discrete tax benefit, primarily related to the resolution of prior-period tax matters. Adjusted for these items, tax expense decreased to $32 million from $40 million in the second quarter due to a change in the jurisdictional mix of income.

Capital expenditures increased to $122 million from $106 million in the second quarter 2026.

Cash and cash equivalents decreased to $525 million as of September 30, 2026, from $541 million as of June 30, 2026, primarily due to capital expenditures, partially offset by cash flow from operations and proceeds from asset sales.

Conflicts in the Middle East

The ongoing conflicts in the Middle East negatively impacted Adjusted EBITDA by approximately $24 million compared to $30 million in the second quarter 2026. The adverse impacts began to moderate during the third quarter, primarily due to lower war-risk insurance costs following the negotiation of longer-term insurance policies at lower rates. In addition, VALARIS 250 and 116 recommenced their bareboat charters with ARO in July and September, respectively, following the completion of planned maintenance and contract preparation projects at shipyards in the region.

Third Quarter Segment Review

Floaters

Revenues exclusive of reimbursable items increased to $346 million from $279 million in the second quarter 2026, primarily due to a full quarter of operations for VALARIS DS-10 and DS-12, which commenced new contracts in June and April, respectively, and the commencement of a new contract for VALARIS DS-15 in September following a shipyard project. In addition, VALARIS DS-9 commenced a new contract at a higher day rate in the third quarter.

Contract drilling expenses exclusive of reimbursable items increased to $189 million from $168 million in the second quarter 2026. The increase was primarily due to the reversal of a previously recognized bad debt expense in the second quarter following the collection of long-outstanding customer invoices, as well as higher operating costs associated with drillships that commenced new contracts during the second and third quarters following idle periods.

Jackups

Revenues exclusive of reimbursable items decreased to $171 million from $183 million in the second quarter 2026, primarily due to fewer operating days for VALARIS 249, which was in the shipyard for planned maintenance for most of the third quarter prior to the start of its next contract.

Contract drilling expenses exclusive of reimbursable items decreased to $129 million from $144 million in the second quarter 2026. The decrease was primarily due to lower mobilization costs, largely related to VALARIS 106, which mobilized to the shipyard for leg repairs in the second quarter, lower personnel-related costs associated with rigs that were undergoing planned maintenance and lower war-risk insurance costs. These decreases were partially offset by higher repair and maintenance costs primarily related to VALARIS 249.

ARO Drilling

Revenues increased to $145 million from $127 million in the second quarter 2026, primarily due to more operating days for VALARIS 250 and 116, which recommenced contracts during the third quarter following planned maintenance and contract preparation projects.

Contract drilling expenses increased to $92 million from $72 million in the second quarter, primarily due to non-recurring adjustments that reduced second-quarter expenses in connection with the finalization of ARO’s 2025 financial statements and higher bareboat charter expenses associated with VALARIS 250 and 116 recommencing their contracts.

Other

Revenues exclusive of reimbursable items decreased to $38 million from $40 million in the second quarter 2026, primarily due to compensation from ARO recognized in the second quarter for certain contractual obligations relating to a previously terminated bareboat charter. This was partially offset by higher bareboat charter revenues for VALARIS 250 and 116.

Contract drilling expenses exclusive of reimbursable items decreased to $21 million from $27 million in the second quarter, primarily due to lower repair and maintenance costs and lower war-risk insurance costs for VALARIS 250 and 116.

		Three Months Ended
		(Unaudited)
	Floaters			Jackups			ARO (1)			Other			Reconciling Items (1)(2)		Consolidated Total
(in millions of $, except %)	Q3 2026	Q2 2026	Chg	Q3 2026	Q2 2026	Chg	Q3 2026	Q2 2026	Chg	Q3 2026	Q2 2026	Chg	Q3 2026	Q2 2026	Q3 2026	Q2 2026	Chg

Operating revenues:
Revenues (exclusive of reimbursable revenues)	$346.0	$279.0	24%	$171.2	$183.4	(7)%	$144.9	$126.9	14%	$38.4	$39.9	(4)%	$(144.9)	$(126.9)	$555.6	$502.3	11%
Reimbursable revenues	13.3	11.0	21%	17.6	13.8	28%	—	—	—%	7.1	12.1	(41)%	—	—	38.0	36.9	3%
Total operating revenues	359.3	290.0	24%	188.8	197.2	(4)%	144.9	126.9	14%	45.5	52.0	(13)%	(144.9)	(126.9)	593.6	539.2	10%
Operating expenses
Contract drilling expenses (exclusive of depreciation and reimbursable expenses)	188.8	167.9	(12)%	129.2	143.9	10%	91.7	71.6	(28)%	20.8	27.4	24%	(50.6)	(30.4)	379.9	380.4	—%
Reimbursable expenses	12.9	10.5	(23)%	16.5	12.7	(30)%	—	—	—%	8.0	11.9	33%	—	—	37.4	35.1	(7)%
Total contract drilling expenses (exclusive of depreciation)	201.7	178.4	(13)%	145.7	156.6	7%	91.7	71.6	(28)%	28.8	39.3	27%	(50.6)	(30.4)	417.3	415.5	—%
Depreciation	17.7	17.2	(3)%	16.2	16.2	—%	28.8	22.0	(31)%	8.1	6.1	(33)%	(23.5)	(16.9)	47.3	44.6	(6)%
General and admin.	—	—	—%	—	—	—%	7.7	10.6	27%	—	—	—%	18.0	16.6	25.7	27.2	6%
Merger and integration expenses	—	—	—%	—	—	—%	—	—	—%	—	—	—%	15.5	11.4	15.5	11.4	(36)%
Other operating loss	3.0	—	nm	—	—	—%	—	—	—%	—	—	—%	—	—	3.0	—	nm
Total operating expenses	222.4	195.6	(14)%	161.9	172.8	6%	128.2	104.2	(23)%	36.9	45.4	19%	(40.6)	(19.3)	508.8	498.7	(2)%
Equity in earnings (losses) of ARO	—	—	—%	—	—	—%	—	—	—%	—	—	—%	(3.5)	10.6	(3.5)	10.6	nm
Operating income	$136.9	$94.4	45%	$26.9	$24.4	10%	$16.7	$22.7	(26)%	$8.6	$6.6	30%	$(107.8)	$(97.0)	$81.3	$51.1	59%

Net income (loss)	$136.9	$94.1	45%	$57.7	$60.7	(5)%	$(13.2)	$14.8	(189)%	$8.8	$7.9	11%	$(143.5)	$(130.5)	$46.7	$47.0	(1)%

Adjusted EBITDA	$157.6	$111.6	41%	$43.1	$40.6	6%	$45.5	$44.7	2%	$16.7	$12.7	31%	$(112.3)	$(113.1)	$150.6	$96.5	56%
nm - Not meaningful

(1) The full operating results included above for ARO are not included within our consolidated results and thus are deducted under "Reconciling Items" and replaced with our equity in earnings (losses) of ARO.

(2) Our onshore support costs included within contract drilling expenses are not allocated to our operating segments for purposes of measuring segment operating income (loss) and as such, these costs are included in "Reconciling Items." Further, general and administrative expense, depreciation expense and merger and integration expenses incurred by our corporate office are not allocated to our operating segments for purposes of measuring segment operating income (loss) and are included in "Reconciling Items."

Conference Call

In connection with the pending business combination with Transocean Ltd., announced on February 9, 2026, Valaris does not intend to hold future earnings conference calls or provide updates to forward-looking guidance.

About Valaris Limited

Valaris Limited (NYSE: VAL) is an industry leader in offshore drilling services across all water depths and geographies. Operating a high-quality rig fleet of ultra-deepwater drillships and modern shallow-water jackups, Valaris has experience operating in nearly every major offshore basin. Valaris maintains an unwavering commitment to safety, operational excellence, and customer satisfaction, with a focus on technology and innovation. Valaris Limited is a Bermuda exempted company limited by shares (Bermuda No. 56245). To learn more, visit the Valaris website at www.valaris.com.

Forward-Looking Statements

Statements contained in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include words or phrases such as "anticipate," "believe," "estimate," "expect," "intend," "likely," "outlook," "plan," "project," "could," "may," "might," "should," "will" and similar words and specifically include statements regarding expected financial performance; expected utilization, day rates, revenues, operating expenses, cash flows, contract status, terms and duration, contract backlog, capital expenditures, insurance, financing and funding; the offshore drilling market, including supply and demand, customer drilling programs and the attainment of requisite permits for such programs, stacking of rigs, effects of new rigs on the market and effect of the volatility of commodity prices; expected work commitments, awards, contracts and letters of intent; scheduled delivery dates for rigs; performance and expected benefits of our joint ventures, including our joint venture with Saudi Aramco; timing of the delivery of the Saudi Aramco Rowan Offshore Drilling Company ("ARO") newbuild rigs and the timing of additional ARO newbuild orders; the availability, delivery, mobilization, contract commencement, availability, relocation or other movement of rigs and the timing thereof; rig reactivations; suitability of rigs for future contracts; divestitures of assets; general economic, market, business and industry conditions, trends and outlook; general political conditions, including political tensions, conflicts and war; cybersecurity attacks and threats; uncertainty around the use and impacts of artificial intelligence applications; impacts and effects of public health crises, pandemics and epidemics; future operations; ability to renew expiring contracts or obtain new contracts; increasing regulatory complexity; targets, progress, plans and goals related to sustainability matters; the outcome of tax disputes; assessments and settlements; and expense management. The forward-looking statements contained in this press release are subject to numerous risks, uncertainties and assumptions that may cause actual results to vary materially from those indicated, including risks associated with the pending transaction with Transocean Ltd., including, among others, the completion of the pending transaction on the anticipated terms and timing, or at all, the risk that disruptions from the transaction will harm our business, including current plans and operations, the diversion of management's time and attention from ordinary course operations to completion of the pending transaction and certain restrictions during the pendency of the transaction that may impact our business; cancellation, suspension, renegotiation or termination of drilling contracts and programs; our ability to obtain financing, service our debt, fund capital expenditures and pursue other business opportunities; adequacy of sources of liquidity for us and our customers; future share repurchases; actions by regulatory authorities, or other third parties; actions by our security holders; internal control risk; commodity price fluctuations and volatility, customer demand, loss of a significant customer or customer contract, downtime and other risks associated with offshore rig operations; adverse weather, including hurricanes; changes in worldwide rig supply; and demand, competition and technology; supply chain and logistics challenges; consumer preferences for alternative fuels and forecasts or expectations regarding the global energy transition; increased scrutiny of our sustainability targets, initiatives and reporting and our ability to achieve such targets or initiatives; changes in customer strategy; future levels of offshore drilling activity; governmental action, civil unrest and political and economic uncertainties, including recessions, inflation, volatility affecting financial markets and the banking system, changing tariff policies, trade disputes, and adverse changes in the level of international trade activity; terrorism, piracy and military action (including conflicts in the Middle East and potential disruptions to key shipping lanes such as the Strait of Hormuz); risks inherent to shipyard upgrade, repair, maintenance, enhancement or rig reactivation; our ability to enter into, and the terms of, future drilling contracts; suitability of rigs for future contracts; the cancellation of letters of intent or letters of award or any failure to execute definitive contracts following announcements of letters of intent, letters of award or other expected work commitments; the outcome of litigation, legal proceedings, investigations or other claims or contract disputes; governmental regulatory, legislative and permitting requirements affecting drilling operations; our ability to attract and retain skilled personnel on commercially reasonable terms; the use of artificial intelligence by us, third-party service providers or our competitors; environmental or other liabilities, risks or losses; compliance with our debt agreements and debt restrictions that may limit our liquidity and flexibility, including in any return of capital plans; cybersecurity risks and threats; and changes in foreign currency exchange rates. In addition to the numerous factors described above, you should also carefully read and consider "Item 1A. Risk Factors" in Part I and "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations" in Part II of our most recent annual report on Form 10-K, which is available on the Securities and Exchange Commission's website at www.sec.gov or on the Investor Relations section of our website at www.valaris.com. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to update or revise any forward-looking statements, except as required by law.

Investor & Media Contact:	Tim Richardson
Director - Investor Relations
+1-713-979-4619

VALARIS LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended
	Sep 30, 2026	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025
OPERATING REVENUES
Revenues (exclusive of reimbursable revenues)	$555.6	$502.3	$430.1	$502.2	$555.6
Reimbursable revenues	38.0	36.9	35.3	35.2	40.1
Total operating revenues	593.6	539.2	465.4	537.4	595.7

OPERATING EXPENSES
Contract drilling expenses (exclusive of depreciation and reimbursable expenses)	379.9	380.4	340.4	380.3	367.6
Reimbursable expenses	37.4	35.1	33.0	33.1	38.0
Total contract drilling expenses (exclusive of depreciation)	417.3	415.5	373.4	413.4	405.6
Depreciation	47.3	44.6	42.7	40.6	37.1
General and administrative	25.7	27.2	25.3	27.0	26.9
Merger and integration expenses	15.5	11.4	13.6	—	—
Other operating (income) loss	3.0	—	(2.8)	19.5	—
Total operating expenses	508.8	498.7	452.2	500.5	469.6
EQUITY IN EARNINGS (LOSSES) OF ARO	(3.5)	10.6	6.8	2.5	4.4
OPERATING INCOME	81.3	51.1	20.0	39.4	130.5

OTHER INCOME (EXPENSE)
Interest income	16.3	16.3	17.0	18.7	22.6
Interest expense, net	(24.9)	(24.0)	(24.3)	(24.8)	(24.9)
Other, net	28.7	37.2	(2.3)	3.1	87.7
Total other income (expense)	20.1	29.5	(9.6)	(3.0)	85.4

INCOME BEFORE INCOME TAXES	101.4	80.6	10.4	36.4	215.9

PROVISION (BENEFIT) FOR INCOME TAXES	54.7	33.6	28.4	(680.4)	28.6

NET INCOME (LOSS)	46.7	47.0	(18.0)	716.8	187.3

NET (INCOME) LOSS ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(0.6)	3.4	1.6	0.7	0.8

NET INCOME (LOSS) ATTRIBUTABLE TO VALARIS	$46.1	$50.4	$(16.4)	$717.5	$188.1

EARNINGS (LOSS) PER SHARE
Basic	$0.66	$0.73	$(0.24)	$10.32	$2.66
Diluted	$0.66	$0.72	$(0.24)	$10.26	$2.65
WEIGHTED-AVERAGE SHARES OUTSTANDING
Basic	69.4	69.3	69.2	69.5	70.7
Diluted	70.3	70.4	69.2	69.9	71.0

VALARIS LIMITED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	As of
	Sep 30, 2026	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$525.1	$541.2	$578.3	$599.4	$662.7
Accounts receivable, net	538.1	458.1	447.9	474.8	513.7
Assets held for sale	2.0	2.0	9.2	6.4	—
Other current assets	193.2	197.4	169.5	144.7	167.2
Total current assets	1,258.4	1,198.7	1,204.9	1,225.3	1,343.6

PROPERTY AND EQUIPMENT, NET	2,259.2	2,233.8	2,165.0	2,088.8	2,034.4

LONG-TERM NOTES RECEIVABLE FROM ARO	363.4	357.2	351.1	345.0	314.7

INVESTMENT IN ARO	135.7	139.2	128.6	121.8	119.3

DEFERRED TAX ASSETS	1,298.9	1,345.3	1,355.5	1,364.2	673.9

OTHER ASSETS	166.9	174.2	158.6	159.7	152.1

Total assets	$5,482.5	$5,448.4	$5,363.7	$5,304.8	$4,638.0

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable - trade	$393.7	$416.0	$398.5	$348.2	$327.1
Accrued liabilities and other	375.1	358.8	379.2	343.4	390.9
Total current liabilities	768.8	774.8	777.7	691.6	718.0

LONG-TERM DEBT	1,088.5	1,087.6	1,086.8	1,086.0	1,085.2

DEFERRED TAX LIABILITIES	30.9	31.5	30.5	29.7	27.0

OTHER LIABILITIES	325.6	336.7	307.0	325.8	357.2

TOTAL LIABILITIES	2,213.8	2,230.6	2,202.0	2,133.1	2,187.4

TOTAL EQUITY	3,268.7	3,217.8	3,161.7	3,171.7	2,450.6

Total liabilities and shareholders' equity	$5,482.5	$5,448.4	$5,363.7	$5,304.8	$4,638.0

VALARIS LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Nine Months Ended September 30,
	2026	2025
OPERATING ACTIVITIES
Net income	$75.7	$262.3
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	134.6	105.7
Deferred income tax expense	66.5	172.5
Net gain on sale of property	(63.6)	(117.4)
Share-based compensation expense	26.2	18.4
Accretion of discount on Notes Receivable from ARO	(18.4)	(18.5)
Equity in earnings of ARO	(13.9)	(5.9)
Recovery of bad debt expense	(10.6)	(0.6)
Other operating loss, net	0.2	7.8
Changes in deferred costs	(38.7)	9.1
Changes in contract liabilities	26.7	(39.3)
Changes in contract assets	(11.6)	(5.5)
Other	2.4	6.7
Changes in operating assets and liabilities	(4.9)	91.8
Contributions to pension plans and other post-retirement benefits	(15.3)	(13.1)
Net cash provided by operating activities	155.3	474.0

INVESTING ACTIVITIES
Additions to property and equipment	(328.0)	(237.2)
Proceeds from disposition of assets	102.6	136.3
Net cash used in investing activities	(225.4)	(100.9)

FINANCING ACTIVITIES
Payments related to tax withholdings for share-based awards	(7.5)	(3.1)
Payments for share repurchases	—	(75.0)
Other	1.7	—
Net cash used in financing activities	(5.8)	(78.1)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	(75.9)	295.0
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH, BEGINNING OF PERIOD (1)	617.5	380.5
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH, END OF PERIOD (1)	$541.6	$675.5

(1)Restricted cash balances were $16.5 million, $18.1 million, $12.8 million, $12.3 million as of September 30, 2026, December 31, 2025, September 30, 2025, and December 31, 2024, respectively.

VALARIS LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended
	Sep 30, 2026	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025
OPERATING ACTIVITIES
Net income (loss)	$46.7	$47.0	$(18.0)	$716.8	$187.3
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation expense	47.3	44.6	42.7	40.6	37.1
Deferred income tax expense (benefit)	45.8	11.2	9.5	(687.6)	(0.8)
Net (gain) loss on sale of property	(27.5)	(37.7)	1.6	(1.2)	(89.5)
Share-based compensation expense	10.6	9.2	6.4	6.8	6.8
Accretion of discount on Notes Receivable from ARO	(6.2)	(6.1)	(6.1)	(6.2)	(6.2)
Equity in losses (earnings) of ARO	3.5	(10.6)	(6.8)	(2.5)	(4.4)
Other operating loss (income)	3.0	—	(2.8)	19.5	—
Bad debt expense (recovery)	0.8	(11.1)	(0.3)	(0.3)	(0.5)
Changes in contract liabilities	19.8	6.5	0.4	(1.7)	(5.9)
Changes in deferred costs	(8.5)	(7.4)	(22.8)	7.0	4.8
Changes in contract assets	(4.1)	(0.6)	(6.9)	(4.7)	(5.3)
Other	0.5	0.8	1.1	2.2	2.2
Changes in operating assets and liabilities	(56.6)	(28.6)	80.3	(13.0)	77.3
Contributions to pension plans and other post-retirement benefits	(7.9)	(4.1)	(3.3)	(3.5)	(4.8)
Net cash provided by operating activities	67.2	13.1	75.0	72.2	198.1

INVESTING ACTIVITIES
Additions to property and equipment	(121.6)	(105.5)	(100.9)	(106.3)	(69.8)
Proceeds from disposition of assets	42.3	55.1	5.2	1.6	108.7
Net cash provided by (used in) investing activities	(79.3)	(50.4)	(95.7)	(104.7)	38.9

FINANCING ACTIVITIES
Payments related to tax withholdings for share-based awards	(6.0)	(0.1)	(1.4)	(0.5)	(2.7)
Payments for share repurchases	—	—	—	(25.0)	(75.0)
Other	1.7	—	—	—	—
Net cash used in financing activities	(4.3)	(0.1)	(1.4)	(25.5)	(77.7)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	(16.4)	(37.4)	(22.1)	(58.0)	159.3
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH, BEGINNING OF PERIOD (1)	558.0	595.4	617.5	675.5	516.2
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH, END OF PERIOD (1)	$541.6	$558.0	$595.4	$617.5	$675.5

(1)Restricted cash balances were $16.5 million, $16.8 million, $17.1 million, $18.1 million, $12.8 million and $12.8 million as of September 30, 2026, June 30, 2026, March 31, 2026, December 31, 2025, September 30, 2025, and June 30, 2025, respectively.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(In millions)
(Unaudited)

	Three Months Ended
	Sep 30, 2026	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025
REVENUES
Floaters
Drillships	$346.0	$279.0	$192.6	$231.1	$253.8
Semisubmersibles	—	—	—	24.3	39.2
	$346.0	$279.0	$192.6	$255.4	$293.0
Reimbursable Revenues (1)	13.3	11.0	5.0	10.5	9.9
Total Floaters	$359.3	$290.0	$197.6	$265.9	$302.9

Jackups
Harsh Environment	$73.0	$89.9	$96.0	$98.2	$110.5
Benign Environment	78.2	74.1	80.9	91.5	91.2
Legacy	20.0	19.4	18.9	19.1	15.0
	$171.2	$183.4	$195.8	$208.8	$216.7
Reimbursable Revenues (1)	17.6	13.8	14.4	15.3	20.4
Total Jackups	$188.8	$197.2	$210.2	$224.1	$237.1

Other
Leased and Managed Rigs	38.4	$39.9	$41.7	$38.0	$45.9
Reimbursable Revenues (1)	7.1	12.1	15.9	9.4	9.8
Total Other	$45.5	$52.0	$57.6	$47.4	$55.7

Total Operating Revenues	$593.6	$539.2	$465.4	$537.4	$595.7

Total Reimbursable Revenues (1)	$38.0	$36.9	$35.3	$35.2	$40.1

Revenues Exclusive of Reimbursable Revenues	$555.6	$502.3	$430.1	$502.2	$555.6

(1)Reimbursable revenues represent reimbursements from our customers for purchases of supplies, equipment and incremental services provided at their request.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(In millions)
(Unaudited)

	Three Months Ended
	Sep 30, 2026	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025
ADJUSTED EBITDA (1)
Floaters
Drillships	$159.7	$114.3	$43.8	$60.4	$94.7
Semisubmersibles	(2.1)	(2.7)	(1.7)	(2.0)	11.1
	$157.6	$111.6	$42.1	$58.4	$105.8

Jackups
Harsh Environment	$17.2	$32.0	$35.4	$38.6	$48.8
Benign Environment	18.1	1.6	26.2	43.2	43.0
Legacy	7.8	7.0	6.6	7.7	1.6
	$43.1	$40.6	$68.2	$89.5	$93.4

Total	$200.7	$152.2	$110.3	$147.9	$199.2

Other
Leased and Managed Rigs	$16.7	$12.7	$20.0	$17.2	$29.7

Total	$217.4	$164.9	$130.3	$165.1	$228.9

Support costs
General and administrative expense	$25.7	$27.2	$25.3	$27.0	$26.9
Onshore support costs	41.1	41.2	38.3	41.1	38.8
	$66.8	$68.4	$63.6	$68.1	$65.7

Valaris Total	$150.6	$96.5	$66.7	$97.0	$163.2

(1)Adjusted EBITDA is earnings before interest, tax, depreciation, other operating (income) loss, (gain) loss on sale of assets, merger and integration expenses and equity in (earnings) losses of ARO. Adjusted EBITDA for asset categories also excludes onshore support costs and general and administrative expenses.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(In millions)
(Unaudited)

	As of
	Nov 2, 2026	Aug 5, 2026	May 4, 2026	Feb 17, 2026	Oct 23, 2025
CONTRACT BACKLOG (1)
Floaters
Drillships	$2,904.1	$3,016.3	$3,319.8	$3,030.8	$2,617.8
Semisubmersibles	—	—	—	—	7.3
	$2,904.1	$3,016.3	$3,319.8	$3,030.8	$2,625.1
Jackups
Harsh Environment	$507.9	$430.5	$350.1	$367.2	$525.3
Benign Environment	607.2	615.7	687.2	645.2	601.0
Legacy	51.6	87.2	98.3	113.4	136.6
	$1,166.7	$1,133.4	$1,135.6	$1,125.8	$1,262.9

Total	$4,070.8	$4,149.7	$4,455.4	$4,156.6	$3,888.0

Other
Leased and Managed Rigs	$679.3	$435.5	$473.7	$515.7	$562.3

Valaris Total	$4,750.1	$4,585.2	$4,929.1	$4,672.3	$4,450.3

(1)Our contract drilling backlog reflects commitments represented by signed drilling contracts and is calculated by multiplying the contracted operating day rate by the contract period. Contract drilling backlog may include drilling contracts subject to final investment decision ("FID") and drilling contracts which grant the customer termination rights if FID is not received with respect to projects for which the drilling rig is contracted. The contracted day rate excludes certain types of lump sum fees for rig mobilization, demobilization, contract preparation, as well as customer reimbursables and bonus opportunities.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(Unaudited)

	Three Months Ended
	Sep 30, 2026	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025
AVERAGE DAILY REVENUE (1)
Floaters
Drillships	$469,000	$451,000	$436,000	$434,000	$425,000
Semisubmersibles	—	—	—	267,000	229,000
	$469,000	$451,000	$436,000	$409,000	$380,000
Jackups
Harsh Environment	$116,000	$128,000	$134,000	$146,000	$148,000
Benign Environment	160,000	153,000	147,000	142,000	143,000
Legacy	109,000	107,000	105,000	104,000	100,000
	$131,000	$134,000	$135,000	$139,000	$141,000

Total	$253,000	$233,000	$207,000	$218,000	$220,000

Other
Leased and Managed Rigs	$52,000	$53,000	$66,000	$53,000	$55,000

Valaris Total	$200,000	$189,000	$171,000	$177,000	$176,000

(1)Average daily revenue is derived by dividing Revenues (exclusive of reimbursable revenues), excluding contract termination fees, by the aggregate number of operating days.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(Unaudited)

	Three Months Ended
	Sep 30, 2026	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025
UTILIZATION - TOTAL FLEET (1)
Floaters
Drillships	62%	52%	38%	45%	48%
Semisubmersibles	—%	—%	—%	50%	93%
	58%	47%	33%	45%	54%
Jackups
Harsh Environment	79%	89%	88%	77%	77%
Benign Environment	47%	41%	47%	51%	50%
Legacy	100%	100%	100%	100%	82%
	64%	64%	67%	64%	63%

Total	62%	58%	54%	57%	60%

Other
Leased and Managed Rigs	89%	78%	78%	86%	100%

Valaris Total	67%	61%	58%	63%	67%

Pro Forma Jackups (2)	69%	65%	68%	68%	71%

(1)Rig utilization is derived by dividing the number of operating days by the number of available days in the period for the total fleet. Available days is defined as the maximum number of days available in the period for the total fleet, calculated by multiplying the number of rigs in each asset category by the number of days in the period, irrespective of asset status.

(2)Includes all Valaris jackups including those leased to ARO Drilling.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(Unaudited)

	Three Months Ended
	Sep 30, 2026	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025
UTILIZATION - ACTIVE FLEET (1) (2)
Floaters
Drillships	80%	68%	49%	58%	63%
Semisubmersibles	—%	—%	—%	50%	93%
	75%	62%	45%	57%	68%
Jackups
Harsh Environment	88%	100%	99%	94%	96%
Benign Environment	76%	76%	87%	100%	99%
Legacy	100%	100%	100%	100%	82%
	85%	90%	94%	97%	96%

Total	81%	79%	75%	80%	84%

Other
Leased and Managed Rigs	89%	78%	78%	86%	100%

Valaris Total	83%	79%	76%	82%	88%

Pro Forma Jackups (3)	85%	85%	88%	92%	97%

(1)Rig utilization is derived by dividing the number of operating days by the number of available days in the period for the active fleet. Available days is defined as the maximum number of days available in the period for the active fleet, calculated by multiplying the number of active rigs in each asset category by the number of days in the period.

(2)Active fleet represents rigs that are not preservation stacked or held for sale and includes rigs that are in the process of being reactivated.

(3)Includes all Valaris jackups including those leased to ARO Drilling.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(Unaudited)

	Three Months Ended
	Sep 30, 2026	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025
OPERATING DAYS (1)
Floaters
Drillships	738	619	442	533	579
Semisubmersibles	—	—	—	91	171
	738	619	442	624	750
Jackups
Harsh Environment	650	725	714	690	748
Benign Environment	488	484	549	643	638
Legacy	184	182	180	184	150
	1,322	1,391	1,443	1,517	1,536

Total	2,060	2,010	1,885	2,141	2,286

Other
Leased and Managed Rigs	733	637	630	714	828

Total	2,793	2,647	2,515	2,855	3,114

(1)Represents the total number of days under contract in the period. Days under contract equals the total number of days that rigs have earned and recognized day rate revenue, including days associated with compensated downtime and mobilizations. When revenue is deferred and amortized over a future period, for example when we receive fees while mobilizing to commence a new contract or while being upgraded in a shipyard, the related days are excluded from days under contract.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(Unaudited)

	Three Months Ended
	Sep 30, 2026	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025
REVENUE EFFICIENCY (1)
Floaters
Drillships	96%	97%	96%	96%	91%
Semisubmersibles	—%	—%	—%	100%	97%
	96%	97%	96%	97%	92%
Jackups
Harsh Environment	99%	100%	99%	98%	98%
Benign Environment	98%	100%	100%	100%	100%
Legacy	100%	100%	100%	100%	100%
	98%	100%	99%	99%	99%

Total	97%	98%	98%	98%	95%

(1)Revenue efficiency is day rate revenue earned as a percentage of maximum potential day rate revenue.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(Unaudited)

	As of
NUMBER OF RIGS	Sep 30, 2026	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025
Active Fleet (1)
Floaters
Drillships	10	10	10	10	10
Semisubmersibles(2)	—	1	1	1	2
	10	11	11	11	12
Jackups
Harsh Environment	8	8	8	8	8
Benign Environment	7	7	7	7	7
Legacy	2	2	2	2	2
	17	17	17	17	17

Total Active Fleet	27	28	28	28	29

Stacked Fleet
Drillships	3	3	3	3	3

Jackups
Harsh Environment	1	1	1	1	2
Benign Environment(3)(5)	3	4	6	6	7
	4	5	7	7	9

Total Stacked Fleet	7	8	10	10	12

Held For Sale
Benign Environment(4)(5)	—	1	—	—	—
Semisubmersibles(6)	—	—	1	1	—
Total Held For Sale	—	1	1	1	—

Leased Rigs (7)
Jackups
Harsh Environment	1	1	1	1	1
Benign Environment	6	6	6	6	6
Total Leased Rigs	7	7	7	7	7

Total	41	44	46	46	48

Managed Rigs (7)	2	2	2	2	2

(1)Active fleet represents rigs that are not preservation stacked or held for sale and includes rigs that are in the process of being reactivated.
(2)During the three months ended September 30, 2026, we sold VALARIS MS-1.
(3)During the three months ended June 30, 2026, we sold VALARIS 104 and VALARIS 109 was classified as held for sale.
(4)During the three months ended September 30, 2026, we sold VALARIS 109, which had previously been classified as held for sale.
(5)During the three months ended September 30, 2026 we sold VALARIS 111, a benign environment jackup, for recycling and transferred possession of the rig to the buyer. Accordingly, the rig is excluded from the fleet table above as of September 30, 2026. However, due to a termination right stipulated within the sale agreement, the rig remained on our balance sheet and was classified as held for sale as of September 30, 2026.
(6)Represents VALARIS DPS-1, which was classified as held for sale as of March 31, 2026 and December 31, 2025, and subsequently sold in April 2026.
(7)Leased rigs and managed rigs included in Other reporting segment.

ARO DRILLING
CONDENSED INCOME STATEMENT INFORMATION
(In millions)
(Unaudited)

	Three Months Ended
	Sep 30, 2026	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025
Revenues	$144.9	$126.9	$127.4	$139.6	$156.8
Operating expenses
Contract drilling expenses (exclusive of depreciation)	91.7	71.6	75.1	87.1	91.6
Depreciation	28.8	22.0	24.9	28.3	28.4
General and administrative	7.7	10.6	7.1	10.4	5.5
Operating income	16.7	22.7	20.3	13.8	31.3
Other expense, net	13.5	11.2	12.9	14.5	14.3
Provision (benefit) for income taxes	16.4	(3.3)	—	0.7	14.6
Net income (loss)	$(13.2)	$14.8	$7.4	$(1.4)	$2.4

Adjusted EBITDA	$45.5	$44.7	$45.2	$42.1	$59.7

ARO Drilling condensed income statement information presented above represents 100% of ARO. Valaris has a 50% ownership interest in ARO.

ARO DRILLING
OPERATING STATISTICS
(Unaudited)

	As of
(In millions)	Nov 2, 2026	Aug 5, 2026	May 4, 2026	Feb 17, 2026	Oct 23, 2025
CONTRACT BACKLOG (1)
Owned Rigs	$1,157.3	$713.9	$753.1	$778.0	$879.9
Leased Rigs	1,041.3	1,120.2	1,163.6	1,233.3	1,284.7
Total	$2,198.6	$1,834.1	$1,916.7	$2,011.3	$2,164.6
(1)Contract drilling backlog reflects commitments, represented by signed drilling contracts, and is calculated by multiplying the contracted day rate by the contract period. The contracted day rate excludes certain types of lump sum fees for rig mobilization, demobilization, contract preparation, as well as customer reimbursables and bonus opportunities.

	Three Months Ended
	Sep 30, 2026	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025
AVERAGE DAILY REVENUE (1)
Owned Rigs	$104,000	$115,000	$111,000	$112,000	$112,000
Leased Rigs (2)	120,000	110,000	114,000	116,000	126,000
Total	$111,000	$113,000	$112,000	$113,000	$118,000

UTILIZATION (3)
Owned Rigs	94%	83%	88%	94%	96%
Leased Rigs (2)	83%	68%	68%	71%	83%
Total	89%	77%	79%	84%	90%

REVENUE EFFICIENCY (4)
Owned Rigs	96%	99%	98%	97%	100%
Leased Rigs (2)	99%	99%	92%	89%	92%
Total	97%	99%	96%	94%	96%

NUMBER OF RIGS (AT QUARTER END)
Owned Rigs	9	9	9	9	9
Leased Rigs (2)	7	7	7	7	7
Total	16	16	16	16	16

OPERATING DAYS (5)
Owned Rigs	775	681	710	778	792
Leased Rigs (2)	532	435	430	455	532
Total	1,307	1,116	1,140	1,233	1,324
(1)Average daily revenue is derived by dividing Revenues (exclusive of reimbursable revenues), excluding contract termination fees, by the aggregate number of operating days.
(2)All ARO leased rigs are leased from Valaris.
(3)Rig utilization is derived by dividing the number of operating days by the number of available days in the period for the rig fleet.
(4)Revenue efficiency is day rate revenue earned as a percentage of maximum potential day rate revenue.
(5)Represents the total number of days under contract in the period. Days under contract equals the total number of days that rigs have earned and recognized day rate revenue, including days associated with compensated downtime and mobilizations. When revenue is deferred and amortized over a future period, for example when we receive fees while mobilizing to commence a new contract or while being upgraded in a shipyard, the related days are excluded from days under contract.

Non-GAAP Financial Measures (Unaudited)
To supplement Valaris’ condensed consolidated financial statements presented on a GAAP basis, this press release provides investors with Adjusted EBITDA, which is a non-GAAP measure.

Valaris defines "Adjusted EBITDA" as net income (loss) before income tax expense, interest expense, other (income) expense, depreciation expense, other operating (income) loss, (gain) loss on sale of property, merger and integration expenses, and equity in (earnings) losses of ARO. Adjusted EBITDA is a non-GAAP measure that our management uses to facilitate period-to-period comparisons of our core operating performance and to evaluate our long-term financial performance against that of our peers. We believe that this measure is useful to investors and analysts in allowing for greater transparency of our core operating performance and makes it easier to compare our results with those of other companies within our industry. Adjusted EBITDA should not be considered (a) in isolation of, or as a substitute for, net income (loss), (b) as an indication of cash flows from operating activities, or (c) as a measure of liquidity. Adjusted EBITDA may not be comparable to other similarly titled measures reported by other companies.

Valaris defines "ARO Adjusted EBITDA" as ARO's net income (loss) before income tax expense, other expense, net, and depreciation expense. ARO Adjusted EBITDA is a non-GAAP measure that our management uses to facilitate period-to-period comparisons of ARO's core operating performance and to evaluate ARO's long-term financial performance against that of ARO's peers. We believe that this measure is useful to investors and analysts in allowing for greater transparency of ARO's core operating performance and makes it easier to compare ARO's results with those of other companies within ARO's industry. ARO Adjusted EBITDA should not be considered (a) in isolation of, or as a substitute for, net income (loss), (b) as an indication of cash flows from operating activities, or (c) as a measure of liquidity. ARO Adjusted EBITDA may not be comparable to other similarly titled measures reported by other companies.

Non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures prepared in accordance with GAAP.

Reconciliation of Net Income (Loss) to Adjusted EBITDA

A reconciliation of net income as reported to Adjusted EBITDA is included in the tables below (in millions):

	Three Months Ended
	Sep 30, 2026	Jun 30, 2026

VALARIS
Net income	$46.7	$47.0
Add (subtract):
Income tax expense	54.7	33.6
Interest expense, net	24.9	24.0
Net gain on sale of property	(27.5)	(37.7)
Other income	(17.5)	(15.8)
Operating income	81.3	51.1
Add (subtract):
Depreciation	47.3	44.6
Merger and integration expenses	15.5	11.4
Other operating loss(1)	3.0	—
Equity in (earnings) losses of ARO	3.5	(10.6)
Adjusted EBITDA	$150.6	$96.5
(1)Other operating loss for the three months ended September 30, 2026 represents a non-cash impairment loss of $3.0 million recognized in connection with the sale of VALARIS MS-1, a semisubmersible rig within our Floater Segment.

A reconciliation of net income (loss) as reported to ARO Adjusted EBITDA is included in the tables below (in millions):

	Three Months Ended
	Sep 30, 2026	Jun 30, 2026

ARO
Net income (loss)	$(13.2)	$14.8
Add (subtract):
Provision (benefit) for income taxes	16.4	(3.3)
Other expense, net	13.5	11.2
Operating income	16.7	22.7
Add:
Depreciation expense	28.8	22.0
Adjusted EBITDA	$45.5	$44.7

Reconciliation of Net Income to Adjusted EBITDA

(In millions)	Three Months Ended
	Sep 30, 2026	Jun 30, 2026
FLOATERS
Net income	$136.9	$94.1
Add:
Other expense	—	0.3
Operating income	136.9	94.4
Add:
Depreciation	17.7	17.2
Other operating loss(1)	3.0	—
Adjusted EBITDA	$157.6	$111.6

JACKUPS
Net income	$57.7	$60.7
Subtract:
Net gain on sale of property	(30.8)	(36.3)
Operating income	26.9	24.4
Add:
Depreciation	16.2	16.2
Adjusted EBITDA	$43.1	$40.6

OTHER
Net income	$8.8	$7.9
Subtract:
Other income	(0.2)	(1.3)
Operating income	8.6	6.6
Add:
Depreciation	8.1	6.1
Adjusted EBITDA	$16.7	$12.7

(1)Other operating loss for the three months ended September 30, 2026 represents a non-cash impairment loss of $3.0 million recognized in connection with the sale of VALARIS MS-1, a semisubmersible rig.

Reconciliation of Net Income (Loss) to Adjusted EBITDA

(In millions)	Three Months Ended
	Sep 30, 2026	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025
DRILLSHIPS
Net income	$142.4	$97.7	$28.5	$45.5	$80.3
Add:
Other expense	—	—	0.3	—	0.3
Operating income	142.4	97.7	28.8	45.5	80.6
Add:
Depreciation	17.3	16.6	15.0	14.9	14.1
Adjusted EBITDA (1)	$159.7	$114.3	$43.8	$60.4	$94.7

SEMISUBMERSIBLES
Net income (loss)	$(5.5)	$(3.6)	$(0.2)	$(19.1)	$9.7
Add:
Other expense	—	0.3	0.6	—	—
Operating income (loss)	(5.5)	(3.3)	0.4	(19.1)	9.7
Add (subtract):
Depreciation	0.4	0.6	0.7	1.3	1.4
Other operating (income) loss (2)	3.0	—	(2.8)	15.8	—
Adjusted EBITDA (1)	$(2.1)	$(2.7)	$(1.7)	$(2.0)	$11.1

(1)Adjusted EBITDA for asset categories excludes onshore support costs, general and administrative expenses and merger and integration expenses.
(2)Other operating (income) loss represents non-cash impairment losses and gains on remeasurement of assets classified as held for sale. During the three months ended September 30, 2026, we recognized a $3.0 million non-cash impairment loss in connection with the sale of VALARIS MS-1. During the three months ended March 31, 2026, we recognized a $2.8 million gain on remeasurement of VALARIS DPS-1. During the three months ended December 31, 2025, we recognized $15.8 million of non-cash impairment loss in connection with the classification of VALARIS DPS-1 as held for sale.

Reconciliation of Net Income (Loss) to Adjusted EBITDA

(In millions)	Three Months Ended
	Sep 30, 2026	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025
HARSH ENVIRONMENT JACKUPS
Net income	$9.2	$23.8	$27.2	$29.3	$130.5
Add (subtract):
Net (gain) loss on sale of property	0.1	0.3	—	—	(88.4)
Other (income) expense	—	—	0.1	(0.1)	(0.4)
Operating income	9.3	24.1	27.3	29.2	41.7
Add:
Depreciation	7.9	7.9	8.1	7.7	7.1
Other operating loss(1)	—	—	—	1.7	—
Adjusted EBITDA (2)	$17.2	$32.0	$35.4	$38.6	$48.8

BENIGN ENVIRONMENT JACKUPS
Net income	$43.3	$32.5	$20.4	$35.5	$37.4
Subtract:
Net gain on sale of property	(30.9)	(36.6)	—	—	—
Operating income (loss)	12.4	(4.1)	20.4	35.5	37.4
Add:
Depreciation	5.7	5.7	5.8	5.7	5.6
Other operating loss(1)	—	—	—	2.0	—
Adjusted EBITDA (2)	$18.1	$1.6	$26.2	$43.2	$43.0

LEGACY JACKUPS
Net income (loss)	$5.2	$4.4	$4.0	$5.1	$(1.0)
Operating income (loss)	5.2	4.4	4.0	5.1	(1.0)
Add:
Depreciation	2.6	2.6	2.6	2.6	2.6
Adjusted EBITDA (2)	$7.8	$7.0	$6.6	$7.7	$1.6

(1)Other operating loss for the three months ended December 31, 2025 represents non-cash impairment losses of $1.7 million and $2.0 million recognized in connection with the retirements of VALARIS 102, a harsh environment jackup, and VALARIS 145, a benign environment jackup, respectively.
(2)Adjusted EBITDA for asset categories excludes onshore support costs, general and administrative expenses and merger and integration expenses.